LOAN MODIFICATION, CONSENT AND FORBEARANCE AGREEMENT

     This Loan Modification, Consent and Forbearance Agreement is entered into as of August 20, 1998, by and among Versatility, Inc. and Versatility (UK) Ltd. (collectively, "Borrower"), Oracle Corporation, a Delaware Corporation ("Acquiror"), and Silicon Valley Bank ("Bank") a California-chartered bank doing business under the name "Silicon Valley East".

1. DESCRIPTION OF EXISTING INDEBTEDNESS. Among other indebtedness which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to, among other documents, a Loan and Security Agreement, dated October 29, 1997, as may be amended from time to time, (the "Loan Agreement"). The Loan Agreement provided for, among other things, a Committed Revolving Line in the original principal amount of Five Million Dollars ($5,000,000) (the "Revolving Facility"). The Loan Agreement has been modified pursuant to, among other documents, a Loan Modification Agreement dated April 28, 1998, and effective as of April 30, 1998 (the "April 1998 Loan Modification Agreement"), pursuant to which, among other things, no further Advances were allowed under the Committed Revolving Line. Furthermore, pursuant to, among other documents, the April 1998 Loan Modification Agreement, Bank agreed to, among other things, waive and forbear from exercising its remedies available to it as a result of Borrower's defaults under the Loan Agreement prior to April 30, 1998 and to forbear from exercising its remedies available to it as a result of Borrower's defaults of Sections 6.7 and 6.8 under the Loan Agreement, after April 30, 1998.

Hereinafter, all indebtedness owing by Borrower to Bank shall be referred to as the "Indebtedness."


2. DESCRIPTION OF EXISTING COLLATERAL AND GUARANTIES. Repayment of the Indebtedness is secured by the Collateral as described in the Loan Agreement and by the Intellectual Property Collateral as described in that certain Intellectual Property Security Agreement dated April 30, 1998, by and between Versatility, Inc. and Borrower.

Hereinafter, the above-described security documents and guaranties, together with all other documents securing payment of the Indebtedness shall be referred to as the "Security Documents." Hereinafter, the Security Documents, together with all other documents evidencing securing or pertaining to the Indebtedness shall be referred to as the "Existing Loan Documents."

3. DESCRIPTION OF EXISTING WARRANT TO PURCHASE STOCK AGREEMENT. Versatility, Inc. and Bank are parties to that certain Warrant to Purchase Stock agreement, dated April 30, 1998 (the "Warrant Agreement").

4.  FORBEARANCE.

     A.   Bank  agrees to  continue  to  forbear  from  exercising  it  remedies available to it as a result of Borrower's default under the Loan Agreement prior to April 30, 1998 and to forbear from exercising its remedies available to it as a result of Borrower's existing defaults of Sections 6.8, 6.9, 6.10, 6.11 and 6.15 under the Loan Agreement, (the foregoing being referred to as "Existing Defaults") or any future breaches under the Existing Loan Documents, as modified by this Loan Modification, Consent and Forbearance Agreement (as so modified, the "Loan Documents") until the earlier of (a) December 31, 1998 or (b) the consummation of the merger and related transactions (the "Merger") as described in that certain Agreement and Plan of Merger, dated August____, 1998, by and among Acquiror, AQX Acquisition Corporation and Versatility, Inc. (the "Merger Agreement"). Notwithstanding the foregoing, the Forbearance Period will terminate upon (a) Borrower's filing with any bankruptcy court of competent jurisdiction or becoming the subject of any petition under the Bankruptcy Code, (b) Borrower's filing or becoming the subject of any petition seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any present or future federal or state act or law relating to bankruptcy, insolvency, or other relief for debtors, (c) Borrower's seeking, consenting to, or acquiescing in

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          the appointment of any trustee, receiver,  conservator or liquidation,
          (d) Borrower's becoming the subject of any order, judgment or decree entered by any court of competent jurisdiction approving a petition
          filed   against   Borrower   for  any   reorganization,   arrangement,
          composition, readjustment, liquidation, dissolution, or similar relief under any present or future federal or state act or law relating to bankruptcy, insolvency, or relief for debtors, or (e) termination of the Merger Agreement prior to the consummation of the Merger according to the terms and conditions of Merger Agreement ("Merger Closing").

     B. Upon termination of the Forbearance Period, Bank may, at its option, exercise its rights under the Loan Documents, and under applicable law; provided, however, that Bank shall notify Acquiror, Acquiror's counsel, Borrower, and Borrower's counsel (as listed on Exhibit "A") in writing ten (10) days prior to (a) its acceleration of any amounts due to Bank, (b) Bank's taking any other action to collect any cash amounts or realize the benefit of any security interest in Borrower's assets or (c) the exercise by Bank of any other rights under the Loan Documents. Bank understands that it is a condition to Acquiror's obligation to close the Merger that Bank not undertake any of the actions described in the preceding sentence.

     C. As consideration for Bank's agreement to forbear on exercising its remedies, Borrower hereby renounces and waives all rights that are waivable under Article 9 of the Code of any jurisdiction in which any Collateral may now or hereafter be located. Without limiting the generality of the foregoing, Borrower hereby (a) renounces any right to receive notice of any disposition by Bank of the Collateral pursuant to Section 9-504(3) of the Code upon termination of the Forbearance Period, whether such disposition is by public or private sale under the Code or otherwise, and (b) waives any rights relating to compulsory disposition of the Collateral pursuant to Sections 9-504 and 9-505 of the Code.

     D. In addition, Borrower hereby agrees that if it shall (a) file with any bankruptcy court of competent jurisdiction or be the subject of any petition under the Bankruptcy Code, (b) file or be the subject of any petition seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any present or future federal or state act or law relating to bankruptcy, insolvency, or other relief for debtors, (c) seek, consent to, or acquiesce in the appointment of any trustee, receiver, conservator or liquidation, or (d) be the subject of any order, judgment or decree entered by any court of competent jurisdiction approving a petition filed against Borrower for any reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any present or future federal or state act or law relating to bankruptcy, insolvency, or relief for debtors, Bank shall thereupon be entitled to relief from any automatic stay imposed by Section 362 of the Bankruptcy Code, or from any other stay or suspension of remedies imposed in any other manner with respect to the exercise of the rights and remedies otherwise available to Bank under the Loan Documents.

     E. By signing below, Borrower acknowledges that the Indebtedness currently is in default and as a result of such default and subject to the terms of this Loan Modification, Consent and Forbearance Agreement and the April 1998 Loan Modification Agreement, Bank is entitled to exercise its remedies as provided in the Loan Documents and as provided under applicable law. Nothing in this agreement in any way shall constitute Bank's waiver of Borrower's Existing Default under the Existing Loan Documents except as may have been waived in the April 1998 Loan Modification Agreement. In addition, Bank's agreement to continue to forbear from enforcing its remedies under the Existing Loan Documents until December 31, 1998, notwithstanding Borrower's Existing Defaults under the Existing Loan Documents, (a) in no way shall be deemed an agreement by Bank to waive Borrower's compliance with all other terms of the Existing Loan Documents, as modified by this Loan Modification, Consent and Forbearance Agreement and the April 1998 Loan Modification Agreement and (b) shall not limit or impair Bank's right to demand strict performance of all other terms and covenants as of any date.


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5.  CONSENT TO MERGER AND LICENSE.

     A.   Recitals.

          i.   Whereas, Borrower has proposed to undergo the Merger, pursuant to
               which,  among  other  things,   Borrower  would  be  acquired  by
               Acquiror.

          ii. Whereas, Borrower and Acquiror have proposed that Acquiror obtain a non-exclusive pre-paid license from Borrower (the "License") prior to the Acquisition, on substantially the terms set forth on Exhibit B.

          iii. Whereas, the Merger and the License are prohibited under the terms of the Existing Loan Documents.

          iv. Whereas, Borrower and Acquiror each requests that Bank consent to the Merger and the License, and Bank has agreed, subject to the terms and conditions of this Loan Modification, Consent and Forbearance Agreement

     B.   Agreement.

          i. Bank hereby consents to the Merger and License. Bank acknowledges that the License shall survive the termination of the Merger Agreement and/or the Forbearance Period.

          ii. Borrower hereby affirms all present and future obligations under the Existing Loan Documents, without any defense, offset or counterclaim of any kind whatsoever. Borrower's affirmation includes, without limitation, Borrower's grant of a security interest pursuant to the Security Documents to secure all obligations of Borrower to Bank.

          iii. Acquiror hereby agrees that subject to and promptly following the Merger Closing, Borrower or the surviving entity will repay in full all outstanding Indebtedness. Subject to the Merger Closing and promptly following repayment of the Indebtedness, Bank will promptly release its security interests in the Collateral.

6.  DESCRIPTION OF CHANGE IN TERMS

     A.   Modification(s) to Loan Agreement.

          i. Section 6.16 entitled "Delivery of Requested Funds" is hereby replaced with the following:

               Immediately upon the Borrower's receipt of the Requested Refunds, the Borrower shall deliver to the Bank the entire amount of the Requested Refunds that the Borrower received from the Internal Revenue Service and/or the Commonwealth of Virginia for placement in a deposit account held at Bank (the "Deposit Account"). As additional security Borrower grants Bank a first priority security interest in the Deposit Account and agrees that funds held in the Deposit Account will be released only according to the provisions of this section. Upon Bank's receipt from Borrower of a cash plan detailing Borrower's cash requirements on a monthly basis (the "Cash Plan"), Bank shall release from the Deposit Account to Borrower the amount designated in Borrower's Cash Plan to satisfy Borrower's cash requirements for the ensuing month (the "Designated Release"). Borrower's Cash Plan shall be in form and substance acceptable to Bank. The Designated Release shall occur on the first Business Day of each calendar month and shall be used for purposes of Borrower's operations during such month. Bank's obligation to make any Designated Release shall

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               cease at such time as (a)  Borrower  deviates  from its cash burn requirements set forth in the Cash Plan by more than 25% or (b) termination of the Forbearance Period.

     B.   Modification(s) to Warrant Agreement.

          i. During the Forbearance Period, Bank agrees to waive the anti-dilution provisions contained in Section 2.4 entitled "Adjustments to Diluting Issuances" and any and all terms and conditions relating to anti-dilution in Exhibit "A" and Exhibit "A-1" with respect to any Borrower securities issuances, including securities used to settle the class action lawsuits described in Borrower's Annual Report on Form 10-K for the fiscal year ended April 30, 1998. Effective immediately prior to the Merger Closing, the Warrant Agreement shall terminate.

7. CONSISTENT CHANGES. The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

8. NO DEFENSES OF BORROWER. Borrower agrees that, as of this date, it has no defenses against the obligations to pay any amounts under the Indebtedness.

9. CONTINUING VALIDITY. Borrower understands and agrees that in modifying the existing Indebtedness, Bank is relying upon Borrower's representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Loan Modification, Consent and Forbearance Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect. Bank's agreement to modifications to the existing Indebtedness pursuant to this Loan Modification, Consent and Forbearance Agreement in no way shall obligate Bank to make any future modifications to the Indebtedness. Nothing in this Loan Modification, Consent and Forbearance Agreement shall constitute a satisfaction of the Indebtedness. It is the intention of Bank and Borrower to retain as liable parties all makers and endorsers of Existing Loan Documents, unless the party is expressly released by Bank in writing. No maker, endorser, or guarantor will be released by virtue of this Loan Modification, Consent and Forbearance Agreement. The terms of this Paragraph apply not only to this Loan Modification, Consent and Forbearance Agreement, but also to all subsequent loan modification agreements.

10.  WAIVER AND RELEASE OF CLAIMS.

     A. Borrower hereby releases, acquits, and discharges Bank and Bank's employees, agents, representatives, consultants, attorneys, fiduciaries, servants, officers, directors, partners, predecessors, successors and assigns, subsidiary corporations, parent corporations, and related corporate divisions (all of the foregoing hereinafter called the "Released Parties"), from all actions and causes of action, judgments, executions, suits, debts, claims, demands, liabilities, obligations, damages, and expenses of any and every character, known or unknown, direct and/or indirect, at law or in equity, of whatsoever kind or nature, whether heretofore or hereafter arising, for or because of any matter or things done, omitted or suffered to be done by any of the Released Parties prior to and including the date of execution hereof, and in any way directly or indirectly arising out of or in any way connected to this Loan Modification, Consent and Forbearance Agreement and the Existing Loan Documents, including, but not limited to, claims relating to any settlement negotiation (all of the foregoing hereinafter called the "Released Matters"). Borrower acknowledges that the agreements in this section are intended to be in full satisfaction of all or any alleged injuries or damages arising in connection with the Released Matters.

     B. Borrower acknowledges that it has not relied, in executing the release set forth in this section, upon any representations, warranties, or conditions by Bank or any other entity except as are specifically set forth in this Agreement.

     C. Nothing contained herein shall be construed at any time as an admission by Bank of any liability to Borrower or any other entity.

     D. Borrower warrants to Bank that it has not purported to transfer, assign, or otherwise convey any right, title or interest of Borrower in any Released Matter to any other entity (other than in connection with the License and Merger), and that the foregoing constitutes a full and complete release of all Released Matters.

     E. Borrower hereby waives all rights which it may have under Massachusetts law, if any, relating to claims which the Borrower does not know or suspect to exist in its favor at the time of executing the release, which if known by it must have materially affected its settlement. A general release does not extend to claims that the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

11. INTEGRATION. This Agreement, together with the Existing Loan Documents, constitutes the entire agreement and understanding among the parties relating to the subject matter hereof, and supersedes all prior and contemporaneous proposals, negotiations, agreements, and understandings relating to the subject matter. In entering into this Agreement, Borrower acknowledges that it is relying on no statement, representation, warranty, covenant, or agreement of any kind made by the Bank or any employee or agent of Bank, except for the agreements of Bank set forth herein. No modification, rescission, waiver, release, or amendment of any provision of this Agreement shall be made, except by a written agreement signed by Bank, Borrower and, with respect to Section 4(B), Section 5, Section 6(B) and
     Section 11, Acquiror.

12. JURISDICTION/VENUE. Borrower accepts for itself and in connection with its properties, unconditionally, the non-exclusive jurisdiction of any state or federal court of competent jurisdiction in the Commonwealth of Massachusetts in any action, suit, or proceeding of any kind against it which arises out of or by reason of this Loan Modification, Consent and Forbearance Agreement; provided, however, that if for any reason Lender cannot avail itself of the courts of the Commonwealth of Massachusetts, then venue shall lie in Santa Clara County, California.

13. COUNTERSIGNATURE. This Loan Modification, Consent and Forbearance Agreement shall become effective only when it shall have been executed by Borrower, Bank, and Acquiror.

This Loan Modification, Consent and Forbearance Agreement is executed as of the date first written above.


BORROWER:                                                 BANK:
VERSATILITY, INC.                                SILICON VALLEY BANK

By: _________________________________            By: __________________________
Name:_______________________________             Name:_________________________
Title:________________________________           Title:________________________

VERSATILITY (UK) LTD.

By: _________________________________
Name:_______________________________
Title:________________________________
Acquiror acknowledges and consents to the provisions of this Loan Modification, Consent and Forbearance Agreement.

ACQUIROR:

ORACLE CORPORATION

By: _________________________________
Name:_______________________________
Title:________________________________